EXHIBIT 99.3

Equity One Mortgage 04-3 - BE Analysis - Class B1

Balance         $8,080,000.00           Delay                   0
                                        Dated                   7/23/2004
Settle          7/23/2004               First Payment           8/25/2004


                                                WAL                             4.16                                   18.40
                             Principal Window Begin                               44                                     182
                               Principal Window End                               57                                     359
                                Principal Writedown                      0.00 (0.00%)                        1,343.01 (0.02%)
           Total Collat Group Loss (Collat Maturity)            34,968,037.20 (5.41%)                   59,599,973.72 (9.22%)
    Total Collat Group Liquidation (Collat Maturity)           79,562,422.47 (12.31%)                 135,613,052.82 (20.98%)

                                        Prepay (FRM)        100% WAMCO FRM CPR Curve                100% WAMCO FRM CPR Curve
                                        Prepay (ARM)        100% WAMCO ARM CPR Curve                100% WAMCO ARM CPR Curve
                                       Default (FRM)       100% WAMCO FRM LOSS Curve               185% WAMCO FRM LOSS Curve
                                      Loss Severity                              45%                                     45%
                                       Default (ARM)       100% WAMCO ARM LOSS Curve               185% WAMCO ARM LOSS Curve
                                      Loss Severity                              40%                                     40%
                                  Servicer Advances                             100%                                    100%
                                    Liquidation Lag                               12                                      12
                                        Delinquency                               0%                                      0%
                                Optional Redemption                          Call (N)                                Call (N)

Prepayment:
Fixed  2-15cpr over 18mo, level at 18 thereafter
Float: 10-25cpr over 24 months, 60c for 6, 50c for 6, 45c for 6, 40c for 6, 30c for 18, 25 for life

Losses:
Fixed: 0-4cdr over 24mo, ramp back down to 2cdr over next 84mo, level at 2 **45% sev**
Float: 0-9cpr over 30mo, ramp back down to 4cdr over next 84mo, level at 4 **40% sev**